Exhibit 99.1

GENCOR RELEASES FIRST QUARTER FISCAL 2022 RESULTS

February 11, 2022 (PRIME NEWSWIRE) - Gencor Industries, Inc. (Nasdaq: GENC) (the “Company”) announced today net revenues of $20.1 million for the quarter ended December 31, 2021 compared to $19.0 million for the quarter ended December 31, 2020 due to higher parts revenues. There were no revenues generated by the Blaw-Knox paver product line during the quarter ended December 31, 2020, as the facility was not in production. Gross margins were 18.4% for the quarter ended December 31, 2021 compared to 15.7% for the quarter ended December 31, 2020. Due to the absence of revenues from Blaw-Knox in the quarter ended December 31, 2020, overall gross profit margins were negatively impacted by the unabsorbed manufacturing labor and overhead expenses.

Product engineering and development expenses increased $504,000 to $1,349,000 for the quarter ended December 31, 2021, as compared to $845,000 for the quarter ended December 31, 2020, due primarily to increased headcount and salaries related to the Blaw-Knox paver product line. Selling, general and administrative (“SG&A”) expenses increased by $205,000 to $3,399,000 for the quarter ended December 31, 2021, compared to the quarter ended December 31, 2020. The increase in SG&A expenses was primarily due to a full quarter of SG&A wages and benefits related to Blaw-Knox employees.

The Company had an operating loss $(1,043,000) for the quarter ended December 31, 2021 compared to an operating loss of $(1,058,000) for the quarter ended December 31, 2020. The improved net revenues and gross profit for the quarter ended December 31, 2021, were offset by increased operating expenses.

For the quarter ended December 31, 2021, the Company had net non-operating income of $0.7 million compared to net non-operating income of $3.0 million for the quarter ended December 31, 2020. Interest income for the quarter ended December 31, 2020, included $456,000 collected from a customer due to permitting delays. Included in net non-operating income for the quarter ended December 31, 2021 were net realized and unrealized gains on marketable securities of $0.4 million compared to $2.2 million for the quarter ended December 31, 2020. The higher gains in fiscal 2021 were due to a stronger domestic stock market during the quarter ended December 31, 2020.

The effective income tax rate for the quarters ended December 31, 2021 and December 31, 2020 was 20.0%. Net loss for the quarter ended December 31, 2021 was $(0.3) million, or $(0.02) per basic and diluted share, compared to net income of $1.6 million, or $0.11 per basic and diluted share for the quarter ended December 31, 2020.

At December 31, 2021, the Company had $116.9 million of cash and marketable securities compared to $118.2 million at September 30, 2021. Net working capital was $154.9 million at December 31, 2021 compared to $155.4 million at September 30, 2021. The Company had no short-term or long-term debt outstanding at December 31, 2021.

The Company’s backlog was $58.0 million at December 31, 2021 compared to $32.1 million at December 31, 2020.

Marc Elliott, Gencor’s President, commented, “We began fiscal 2022 with a strong backlog due to increased customer demand and optimism of the $1.2 trillion Federal infrastructure bill. Sales inquiries continue to be elevated, giving us confidence that we should benefit from the incremental Federal highway funds for the next few years.

First quarter revenues of $20 million reflect a moderate increase from the prior year. We continue to manage through supply chain disruptions and logistic bottlenecks and hope that by the second half of the year many of these issues will have abated. Commodity and component inflation will also continue to be a challenge into fiscal 2022.

We are looking forward to exhibiting at the World of Asphalt show in March 2022 and we expect to generate significant interest based on positive market feedback from our loyal customers.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials and equipment and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Condensed Consolidated Statements of Operations

For the Quarters Ended December 31, 2021 and 2020

(Unaudited)

	2021	2020
Net revenue	$20,106,000	$18,964,000
Cost of goods sold	16,401,000	15,983,000

Gross profit	3,705,000	2,981,000

Operating expenses:
Product engineering and development	1,349,000	845,000
Selling, general and administrative	3,399,000	3,194,000

Total operating expenses	4,748,000	4,039,000

Operating (loss)	(1,043,000)	(1,058,000)

Other income (expense), net:
Interest and dividend income, net of fees	277,000	804,000
Realized and unrealized gains on marketable securities, net	423,000	2,193,000

	700,000	2,997,000

Income (loss) before income tax expense (benefit)	(343,000)	1,939,000
Income tax expense (benefit)	(69,000)	388,000

Net income (loss)	$(274,000)	$1,551,000

Basic income (loss) per common share	$(0.02)	$0.11

Diluted income (loss) per common share	$(0.02)	$0.11

GENCOR INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

ASSETS	December 31, 2021 (Unaudited)	September 30, 2021
Current assets:
Cash and cash equivalents	$21,248,000	$23,232,000
Marketable securities at fair value (cost of $94,329,000 at December 31, 2021 and $93,690,000 at September 30, 2021)	95,682,000	94,976,000
Accounts receivable, less allowance for doubtful accounts of $378,000 at December 31, 2021 and $321,000 at September 30, 2021	3,376,000	2,622,000
Costs and estimated earnings in excess of billings	1,225,000	1,903,000
Inventories, net	45,734,000	41,888,000
Prepaid expenses	3,372,000	2,202,000

Total current assets	170,637,000	166,823,000

Property and equipment, net	12,051,000	11,801,000
Other long-term assets	778,000	838,000

Total Assets	$183,466,000	$179,462,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,455,000	$3,105,000
Customer deposits	8,697,000	5,244,000
Accrued expenses	2,167,000	2,645,000
Current operating lease liabilities	417,000	393,000

Total current liabilities	15,736,000	11,387,000

Deferred and other income taxes	407,000	394,000
Non-current operating lease liabilities	308,000	392,000

Total liabilities	16,451,000	12,173,000

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,338,845 shares issued and outstanding at December 31, 2021 and September 30, 2021	1,234,000	1,234,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,318,857 shares issued and outstanding at December 31, 2021 and September 30, 2021	232,000	232,000
Capital in excess of par value	12,590,000	12,590,000
Retained earnings	152,959,000	153,233,000

Total shareholders’ equity	167,015,000	167,289,000

Total Liabilities and Shareholders’ Equity	$183,466,000	$179,462,000

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments, demand for the Company’s products, the duration and scope of the coronavirus (“COVID-19”) pandemic, actions governments, and businesses take in response to the COVID-19 pandemic, including mandatory business closures; the impact of the pandemic and actions taken on regional economies; the pace of recovery when the COVID-19 pandemic subsides. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2021: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact:	Eric Mellen, Chief Financial Officer
407-290-6000